Exhibit 99.1

JOHNSTOWN, PA, January 15, 2021 – AmeriServ Financial, Inc. (NASDAQ: ASRV), the parent company of AmeriServ Financial Bank, and Riverview Financial Corporation (NASDAQ: RIVE), the parent company of Riverview Bank and its operating divisions, jointly announced today the execution of a definitive agreement whereby AmeriServ will acquire Citizens Neighborhood Bank’s (CNB), an operating division of Riverview Bank, branch and deposit customers in Meyersdale, as well as the deposit customers of CNB’s leased branch in the Borough of Somerset.  Both of these locations are in Somerset County in southwestern Pennsylvania.

As of the agreement date, the related deposits total approximately $48 million and will be acquired for a 3.71% deposit premium.  The Meyersdale branch will continue in operation under the AmeriServ name, and Somerset branch customers will be serviced from the neighboring full service AmeriServ office at 108 West Main Street.  On a pro forma basis, ASRV will have the fourth largest deposit market share in Somerset County with four branches and $150 million in deposits. This transaction will be immediately accretive to AmeriServ earnings and the approximate 2% dilution to ASRV’s tangible book value will be earned back in less than three years.

Jeffrey A. Stopko, President and CEO of AmeriServ said of the transaction: “We know these markets very well and we are excited about this opportunity that fits in so perfectly with our operational strategies for growth; adding a profitable branch and additional deposits in our core markets.  We are looking forward to welcoming the branch employees and customers (many of whom were customers of the former Citizens National Bank of Meyersdale) into the AmeriServ family.”

Brett D. Fulk, President and CEO of Riverview commented: “This transaction is consistent with our ongoing focus upon operational efficiencies, which includes a comprehensive retail office repositioning and brand consolidation strategy.  We are pleased to have found the right partner in AmeriServ Financial Bank for our CNB deposit customers and retail employees.  I am confident the transition from CNB will be seamless for our customers and employees.”

The transaction is subject to regulatory approvals and satisfaction of customary closing conditions and is expected to close in the second quarter of 2021. Stevens & Lee is serving as legal counsel and Griffin Financial Group is serving as financial advisor to AmeriServ. Luse Gorman, PC is serving as legal counsel and Ategra Capital Management is serving as financial advisor to Riverview.

About AmeriServ Financial, Inc.
AmeriServ Financial, Inc. is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company in Johnstown, PA.  The Company's subsidiaries provide full-service banking and wealth management services through sixteen community offices in southwestern Pennsylvania and Hagerstown, Maryland.  The Company also operates loan production offices in Altoona and Monroeville, Pennsylvania.  At September 30, 2020, AmeriServ had total assets of $1.3 billion and a tangible book value of $5.36 per common share.  The Company’s common stock trades on the NASDAQ Global Market under the symbol “ASRV”.  For more information, visit www.ameriserv.com.

About Riverview Financial Corporation
Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry, Schuylkill and Somerset Counties through 27 community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview's business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company's common stock trades on the NASDAQ Global Market under the symbol "RIVE". The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

Caution Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein.  Such statements are not historical facts and include expressions about management's expectations, strategies and similar matters.  Forward-looking statements may be identified by words such as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements.  Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Forward-looking statements involve risks and uncertainties that could cause results to differ materially from current expectations.  Such risks and uncertainties are described in the filings made by AmeriServ and Riverview with the Securities and Exchange Commission, including their respective Annual Reports on Form 10-K for the year ended December 31, 2019.  Forward-looking statements are based on the beliefs and assumptions of management and on currently available information. The statements in this release are made as of the date of this press release, even if subsequently made available by on a website or otherwise.  AmeriServ and Riverview undertake no responsibility to publicly update or revise any forward-looking statement included herein to reflect future events or developments.

Contact

Riverview Financial Corporation – Customer Contact Center, 888-765-7551